Exhibit 24.1

              Each person whose signature appears below appoints Larry A. Mizel, Paris G. Reece, III and Daniel S. Japha, and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 (the "Registration Statement") in connection with the offering by a selling stockholder of up to 121,397 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of M.D.C. Holdings, Inc. (the "Company"), and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause be done by virtue hereof.

Date:             August 20, 2001                /s/ Larry A. Mizel
                                                     -------------------
                                                 Larry A. Mizel


Date:             August 20, 2001                /s/ David D. Mandarich
                                                     -------------------
                                                 David D. Mandarich


Date:             August 20, 2001                /s/ Paris G. Reece, III
                                                     -------------------
                                                 Paris G. Reece, III


Date:             August 20, 2001                /s/ David Blackford
                                                     -------------------
                                                 David Blackford


Date:             August 20, 2001                /s/ Steven J. Borick
                                                     -------------------
                                                 Steven J. Borick


Date:             August 20, 2001                /s/ Herbert T. Buchwald
                                                     -------------------
                                                 Paris G. Reece, III


Date:             August 20, 2001                /s/ William B. Kemper
                                                     -------------------
                                                 William B. Kemper